EXHIBIT 10(d)

STOCK OPTION AGREEMENT

        THIS AGREEMENT, is made and dated as of the 21st day of January, 2004, between Joy Global Inc., a Delaware corporation (the “Company”), and __________ (the “Employee”).

W I T N E S S E T H

        In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.     Grant of Stock Option.

        Subject to the provisions of this Agreement and to the provisions of the Joy Global Inc. 2003 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Employee as of January 21, 2004 (the “Grant Date”) the right and option (the “Stock Option”) to purchase shares of common stock of the Company, par value $1.00 per share (“Common Stock”), at the exercise price of $26.50 per share. The Stock Option shall be a NonQualified Stock Option. Unless earlier terminated pursuant to the terms of this Agreement, the Stock Option shall expire on the tenth anniversary of the Grant Date. Capitalized terms not defined herein shall have the meaning set forth in the Plan.

2.     Exercisability of the Stock Option.

        The Stock Option shall become vested and exercisable with respect to one-third of the shares covered thereby (rounded up to the next whole share) on January 21, 2005, an additional one-third of such shares (rounded up to the next whole share) on January 21, 2006, and remaining such shares on January 21, 2007, subject in each case to the prior termination of the Stock Option. Notwithstanding the foregoing, the Stock Option, to the extent outstanding, shall become immediately vested and fully exercisable upon (a) a Change in Control or (b) a Termination of Employment due to death or Disability. For purposes of this Agreement, Change in Control shall have the meaning set forth in the Plan. Upon the effective date of the Employee’s Termination of Employment for any reason other than death or Disability, any portion of the Stock Option that is not vested as of such date, in accordance with the foregoing provisions of this Paragraph 2, shall cease vesting and terminate immediately.

3.     Method of Exercise of the Stock Option.

(a)     The portion of the Stock Option as to which the Employee is vested shall be exercisable by delivery to the Secretary of the Company of a written notice stating the number of whole shares to be purchased pursuant to this Agreement and the date on which the Employee wants to exercise the Stock Option and accompanied by payment of the full purchase price of the shares of Common Stock to be purchased.

(b)     The exercise price of the Stock Option shall be paid in cash, by wire transfer, or by certified check or bank draft payable to the order of the Company, by exchange of shares of unrestricted Common Stock of the Company already owned by the Employee (that have been purchased on the open market by the Employee or held for six months prior to exercise) and having an aggregate Fair Market Value equal to the aggregate purchase price, or by any other procedure approved by the Committee, or by a combination of the foregoing.

4.     Terminations of Employment.

(a)     If the Employee incurs a Termination of Employment due to Disability, the Stock Option, to the extent outstanding at the time of such Termination of Employment, shall become immediately vested and fully exercisable and may be exercised by the Employee at any time prior to the first to occur of (i) one year after such Termination of Employment or (ii) the expiration date of the Stock Option, and shall thereafter expire.

(b)     If the Employee incurs a Termination of Employment due to death, the Stock Option, to the extent outstanding at the time of such Termination of Employment, shall become immediately vested and fully exercisable and may be exercised by the Employee’s estate or by a person who acquired the right to exercise such Stock Option by bequest or inheritance or otherwise by reason of the death of the Employee at any time prior to the first to occur of (i) one year after such Termination of Employment or (ii) the expiration date of the Stock Option, and shall thereafter expire.

(c)     If the Employee incurs a Termination of Employment due to Retirement, the portion of the Stock Option, if any, which is exercisable at the time of such Termination of Employment may be exercised at any time prior to the first to occur of (i) three years after such Termination of Employment or (ii) the expiration date of the Stock Option, and shall thereafter expire. Any portion of the Stock Option which is not exercisable at the time of such Termination of Employment shall expire as of such Termination of Employment.

(d)     If the Employee incurs a Termination of Employment by the Company without Cause, the portion of the Stock Option, if any, which is exercisable at the time of such Termination of Employment may be exercised at any time prior to the first to occur of (i) 90 days after such Termination of Employment or (ii) the expiration date of the Stock Option, and shall thereafter expire. Any portion of the Stock Option which is not exercisable at the time of such Termination of Employment shall expire as of such Termination of Employment.

(e)     If the Employee incurs a voluntary Termination of Employment by the Employee, the portion of the Stock Option, if any, which is exercisable at the time of such Termination of Employment may be exercised at any time prior to the first to occur of (i) 30 days after such Termination of Employment or (ii) the expiration date of the Stock Option, and shall thereafter expire. Any portion of the Stock Option which is not exercisable at the time of such Termination of Employment shall expire as of such Termination of Employment.

(f)     If the Employee incurs a Termination of Employment by the Company for Cause, the entire Stock Option shall immediately expire as of such Termination of Employment.

5.     Nontransferability of the Stock Option.

        The Stock Option is non-transferable by the Employee other than (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order. The Stock Option may be exercised, during the lifetime of the Employee, only by the Employee, by the Employee’s guardian or legal representative, or any permitted transferee described above.

6.     Rights as a Stockholder.

        The Employee or a transferee of the Stock Option shall have no rights as a stockholder with respect to any shares covered by such Stock Option until the Employee or transferee has given written notice of exercise, has paid in full for such shares and, if requested by the Company, has given the representation described in Section 12(a) of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date the events set forth above in this Section 6 have occurred and the shares have been issued by the Company’s transfer agent.

7.     Adjustment in the Event of Change in Stock.

        In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, the number and kind of shares subject to the Stock Option and/or the exercise price per share may be adjusted by the Board or Committee as the Board or Committee may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to the Stock Option shall always be a whole number. The determination of the Board or Committee regarding any adjustment will be final and conclusive.

8.     Payment of Transfer Taxes, Fees and Other Expenses.

        The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares acquired pursuant to exercise of the Stock Option, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

9.     Other Restrictions on Exercisability.

        The exercise of the Stock Option and the delivery of share certificates upon such exercise shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law or (b) the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event such exercise shall not be effective unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

10.     Taxes and Withholdings.

        No later than the date of exercise of the Stock Option granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Stock Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Stock Option.

11.     Confidential Information; Noncompetition; Nonsolicitation.

(a)     Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates and their respective businesses that Employee obtains during Employee’s employment by the Company or any of its Affiliates and that is not public knowledge (other than as a result of the Employee’s violation of this Paragraph 11(a)) (“Confidential Information”). Employee acknowledges that the Confidential Information is highly sensitive and proprietary and includes, without limitation: product design information, product specifications and tolerances, manufacturing processes and methods, information regarding new product or new feature development, information regarding how to satisfy particular customer needs, expectations and applications, information regarding strategic or tactical planning, information regarding pending or planned competitive bids, information regarding costs, margins, and methods of estimating, and information regarding key employees. Employee shall not communicate, divulge or disseminate Confidential Information at any time during or after Employee’s employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, records, files and know-how acquired while an employee of the Company are acknowledged to be the property of the Company and shall not be duplicated, removed from the Company’s possession or premises or made use of other than in pursuit of the Company’s business or as may otherwise be required by law or any legal process, and, upon Termination of Employment for any reason, Employee shall deliver to the Company, without further demands, all such items and any copies thereof which are then in his or her possession or under his or her control. Nothing in this Agreement is intended to limit the Company’s or its Affiliates’ rights with respect to trade secrets.

(b)     Employee acknowledges that his or her employment may place him or her in a position of contact and trust with customers of the Company or its Affiliates, and that in the course of employment Employee may be given access to and asked to maintain and develop relationships with such customers. Employee acknowledges that such relationships are of substantial value to the Company and its Affiliates and that it is reasonable for the Company to seek to prevent Employee from giving competitors unfair access to such relationships.

(c)     For a two year period beginning on the Termination of Employment date, Employee will not, except upon prior written permission signed by the President or an Executive Vice President of the Company, consult with or advise or, directly or indirectly, as owner, partner, officer or employee, engage in business with any of the companies set forth on Exhibit 1 or with any corporation or entity controlled by, controlling or under common control with any such company. Exhibit 1 is attached to and forms a part of this Agreement. Notwithstanding the foregoing, Employee may make and retain investments in not more than three percent of the equity of any such company if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

(d)     For a two year period beginning on the Termination of Employment date, Employee will not, directly or indirectly, solicit for employment or employ on behalf of any organization other than the Company or one of its Affiliates or employ any person (other than any personal assistant hired to work directly for the Employee) employed by the Company or any of its Affiliates, nor will Employee, directly or indirectly, solicit for employment on behalf of any organization other than the Company or one of its Affiliates or be involved in any way in the hiring process of any person known by Employee (after reasonable inquiry) to be employed at the time by the Company or any of its Affiliates.

(e)     In the event of a breach of Employee’s covenants under this Paragraph 11, the entire Stock Option shall immediately expire as of such breach and it is understood and agreed that the Company shall be entitled to injunctive relief, as well as any other legal or equitable remedies. Employee acknowledges and agrees that the covenants, obligations and agreements of the Employee in Paragraph 11(a), (b), (c) and (d) of this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Employee from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies that the Company may have. The Company and Employee hereby irrevocably submit to the exclusive jurisdiction of the courts of Wisconsin and the Federal courts of the United States of America, located in Milwaukee, Wisconsin, in respect of all disputes involving Confidential Information, trade secrets or the violation of the provisions of this Paragraph 11 and the interpretation and enforcement of Paragraphs 11(a), (b), (c), (d) and (e), and the parties hereto hereby irrevocably agree that (i) the sole and exclusive appropriate venue for any suit or proceeding relating to such matters shall be in such a court, (ii) all claims with respect to any such matters shall be heard and determined exclusively in such court, (iii) such court shall have exclusive jurisdiction over the person of such parties and over the subject matter of any such dispute, and (iv) each hereby waives any and all objections and defenses based on forum, venue or personal or subject matter jurisdiction as they may relate to any suit or proceeding brought before such a court in accordance with the provisions of this Paragraph 11(e).

12.     Notices.

        All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Employee:

            If to the Company:

Joy Global Inc. 100 East Wisconsin Avenue Suite 2780 Milwaukee, WI 53202 Attention: Corporate Secretary Fax: 414-319-8520

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 12. Notice and communications shall be effective when actually received by the addressee.

13.     Effect of Agreement.

        Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Employee pursuant to Paragraph 5.

14.     Laws Applicable to Construction.

        The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

15.     Severability.

        The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

16.     Conflicts and Interpretation.

        In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (a) interpret the Plan, (b) prescribe, amend and rescind rules and regulations relating to the Plan and (c) make all other determinations deemed necessary or advisable for the administration of the Plan.

17.     Headings.

        The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

18.     Amendment.

        This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

19.     Counterparts.

        This Agreement may be executed in counterparts, which together shall constitute one and the same original.

        IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set the Employee’s hand.